UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2016

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(954) 364-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

          On March 25, 2016, Elizabeth Arden, Inc. (the "Company") entered into an amendment (the "Amendment") of its existing second lien credit agreement with JPMorgan Chase Bank, N.A. (the "Second Lien Credit Agreement"), which extended the maturity date of the Second Lien Credit Agreement to October 16, 2017.

Except as amended by the Amendment, all other provisions of the Second Lien Credit Agreement remain in full force and effect.

          JPMorgan Chase Bank, N.A. is the administrative agent under the Company's $300 million revolving credit facility. In addition, JPMorgan Chase Bank, N.A., or its affiliates, have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company and its subsidiaries, for which they receive customary fees and commissions.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit

10.1	Fifth Amendment to Credit Agreement (Second Lien), dated as of March 25, 2016, between Elizabeth Arden, Inc., as borrower, and JPMorgan Chase Bank, N.A.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ELIZABETH ARDEN, INC.

Date: March 25, 2016	/s/Marcey Becker

Marcey Becker Senior Vice President, Finance & Corporate Development